Exhibit 10.16

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is made and effective as of May 30, 2019 among MINERA PLATA REAL, S. DE R.L. DE C.V., a Mexico variable capital company (a “sociedad de responsabilidad limitada de capital variable” in Spanish) (“MPR”), OPERACIONES SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company (“Operaciones”) (MPR and Operaciones, collectively, “LGJV”) SUNSHINE SILVER MINING & REFINING CORPORATION, a corporation formed under the laws of the State of Delaware (“SSMRC”) and DOWA METALS & MINING CO., LTD., a corporation incorporated under the laws of Japan (“Dowa”).

Background

A.            Dowa and SSMRC entered into a Memorandum of Understanding dated as of April 16, 2019 (“MOU”).

B.            Pursuant to the terms of the MOU, Dowa made capital contributions to LGJV in excess of its Participating Interest (as defined in the Unanimous Omnibus Partner Agreement dated January 1, 2015 entered into among LGJV, SSMRC, Dowa and others (the “Partner Agreement”)), thereby diluting SSMRC’s Participating Interest by 18.518%.

C.            Dowa has agreed to grant to SSMRC an option to purchase social capital representing a Participating Interest of 18.518% in each of MPR and Operaciones (the “Option Shares”).

Agreements

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1.                                      Option.  Dowa hereby grants to SSMRC the right to purchase the Option Shares (the “Purchase Option”), in whole, free and clear of any encumbrances, in accordance with the terms of this Agreement.  SSMRC may exercise the Purchase Option by providing notice in writing to Dowa at any time on or before June 30, 2021 after the Working Capital Facility (as defined below) is repaid in full, and paying the Exercise Price (as defined below) to Dowa.

2.                                      Exercise Price.  The exercise price (“Exercise Price”) will be an amount equal to the aggregate of: (a) US$51,105,400; plus (b) all costs incurred by Dowa in connection with its ownership of the Option Shares including without limitation, any legal and accounting fees, capital contributions or taxes.  For greater certainty, the Exercise Price is intended to be net of any taxes payable by Dowa in Mexico in connection with the transfer of the Option Shares, and the Exercise Price will be grossed up to reflect any such taxes.

3.                                      Term.  This Agreement will be effective as of the date hereof, and will terminate on June 30, 2021 (the “Termination Date”).  If the Purchase Option is not exercised on or before June 30, 2021, it will expire and cease to have any further effect.

4.                                      LGJV Dividends.  Dowa has the absolute right to receive and retain any dividends declared or paid on its entire Participating Interest and, if SSMRC exercises the Purchase Option, any dividends received by Dowa on the Option Shares prior to the date of payment of the Exercise Price will not be deducted from the Exercise Price.

5.                                      Procedure for Exercise of Purchase Option by SSMRC.

(a)           If SSMRC wishes to exercise the Purchase Option, SSMRC will deliver written notice (the “Purchase Option Notice”) to Dowa on or before the Termination Date.

(b)           Within ten business days after its receipt of the Purchase Option Notice, Dowa will deliver written notice of the Exercise Price to SSMRC (the “Exercise Price Notice”).

(c)           The closing for the exercise of the Purchase Option (“Closing”) will take place no later than five business days after the date of the Exercise Price Notice.  At Closing, SSMRC will pay the Exercise Price to Dowa, and Dowa will deliver a transfer form to assign the Option Shares to SSMRC.

(d)           Each party hereby expressly approves the transactions contemplated by this Agreement, and each party hereby agrees, at the expense of SSMRC, to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

(e)           SSMRC will bear, and will reimburse Dowa for, all of the costs of implementing the transactions contemplated by this Agreement.

6.                                      Notices.  All notices required or permitted hereunder will be in writing and will be deemed effectively given:

(i)                                     upon personal delivery to the party to be notified;

(ii)                                  five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(iii)                               one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications will be sent as follows:

If to Dowa, to:                                     Dowa Metals & Mining Co., Ltd.
                                                                14-1, Sotokanda 4-Chome
                                                                Chiyoda-ku, Tokyo 101-0021 Japan
                                                                Attn: Hideo Kudo
                                                                Director, General Manager
                                                                Resource Development &

Raw Materials Department
                                                                kudoh@dowa.co.jp
                                                                Telephone: +81 3-6847-1201

with a copy to (which will not constitute notice to Dowa):

Torys LLP
1114 Avenue of the Americas
23rd Floor
New York, NY 10036
Attn: Don Bell
dbell@torys.com
Telephone: +1 (212) 880-6118

If to SSMRC, to:                                 1660 Lincoln Street, Suite 2750
                                                                Denver, Colorado 80264
                                                                Attn: Roger Johnson, CFO
                                                                Email: rjohnson@ssmines.com
                                                                Telephone: +1 (303) 784-5334

with a copy to (which will not constitute notice to SSMRC):

Polsinelli PC
1401 Lawrence Street, Suite 2300
Denver, Colorado 80202
Attention: Jeffrey Reeser
Email: jreeser@polsinelli.com
Telephone: +1 (303) 256-2726

7.                                      Severability.  The determination that any provision of this Agreement is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances.  Any invalid or unenforceable provision will be enforced to the maximum extent permitted by law.

8.                                      Counterparts.  This Agreement may be executed in counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement.

9.                                      Governing Law.  This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and be governed by the internal laws of the state of New York without regard to its conflicts of laws principles.

10.                               Further Assurances.  Each party will at its own expense do, make, execute or deliver all such further acts, documents and things in connection with this Agreement as reasonably required from time to time for the purpose of giving effect thereto, all promptly upon request.

11.                               Amendments, Assignments.  All amendments to this Agreement must be in writing and signed by the parties hereto.  No party may assign its rights hereunder, including but not limited to the Purchase Option, in whole or in part, without the consent of the other parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first set forth above.

DOWA METALS & MINING CO., LTD.

By:	/s/ Toshiaki Suyama
	Name:	Toshiaki Suyama
	Title:	President

SUNSHINE SILVER MINING & REFINING CORPORATION

By:	/s/ Stephen A. Orr
	Name:	Stephen A. Orr
	Title:	Executive Chairman & Chief Executive Officer

MINERA PLATA REAL, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

OPERACIONES SAN JOSÉ DE PLATA S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer